Exhibit 99.1

Nipro Diagnostics and NeuroMetrix Announce Diabetes Focused Collaboration for the Retail Medical Clinic Market

WALTHAM, MA and FT LAUDERDALE, FL--(BUSINESS WIRE)—June 15, 2011—Nipro Diagnostics, Inc. and NeuroMetrix, Inc. (Nasdaq: NURO) today announced their collaboration to evaluate opportunities for NC-stat® DPNCheck™ in retail medical clinics. NC-stat DPNCheck is a rapid, quantitative, point-of-care test for the evaluation of systemic neuropathies such as diabetic peripheral neuropathy (DPN). DPN affects more than half of people with diabetes and may lead to foot ulcers and limb amputation, as well as pain and an overall reduction in quality of life. Nipro and NeuroMetrix believe that this test may address the unmet medical need for better and cost-effective approaches to detecting and monitoring DPN.

Retail medical clinics are one of the fastest growing provider segments of the U.S. healthcare system. They offer urgent, convenient medical care including vaccinations, treatment of minor injuries, treatment of chronic conditions, and diagnostic procedures including blood tests. Many clinics are beginning to provide expanded services for certain disease states such as diabetes. Clinics are often featured in the major chain drugstores and department store pharmacies. There are approximately 1,200 operating retail medical clinics in the U.S., a number growing at a double digit annual rate.

Nipro Diagnostics has an established position in supplying blood glucose meters and related products to chain drug stores and other retail outlets. NeuroMetrix is the recognized leader in designing medical devices for nerve conduction studies at the point of care and is developing NC-stat DPNCheck. Product launch is scheduled for the annual conference of the American Diabetes Association (ADA) on June 24-28, 2011, with evaluation and commercial use in the US endocrinology market to begin as early as the third quarter of 2011. The companies believe that their complementary strengths will lead to an effective collaboration for the evaluation of the retail medical clinic market, and eventually lead to a commercial relationship. The market evaluation phase may include market studies, focus groups, pilot programs, data-gathering and analysis, and related activities. It will likely extend over six months or longer. Terms of a commercial partnership may be an outgrowth of this joint market assessment.

About Nipro Diagnostics

Based in Fort Lauderdale, Florida, Nipro Diagnostics, Inc. is a leading developer, manufacturer and marketer of diabetes management products. Nipro Diagnostics offers a portfolio of high-quality blood glucose monitoring products and systems available throughout the world. Nipro Diagnostics is the exclusive co-brand supplier of blood glucose monitoring systems for leading pharmacies as well as distributors and mail order providers. Nipro Diagnostics is a wholly owned subsidiary of Nipro, Corporation Inc., a $2 billon revenue company based in Osaka, Japan (Code Number: 8086; TSE 1st section and OSE 1st section). For more information, please visit www.niprodiagnostics.com.

About NeuroMetrix

NeuroMetrix is a science-based health care company improving patient care through neurotechnology. The company develops and markets innovative products for the detection, diagnosis, and monitoring of peripheral nerve disorders such as those associated with diabetes and carpal tunnel syndrome.  For more information, please visit http://www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the companies or their management’s expectations, hopes, beliefs, intentions, or strategies regarding future developments and their potential effects on the companies. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. While the companies believe the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. There can be no assurance that future developments will be those that the companies have anticipated. The forward-looking statements contained in this press release include, but are not limited to, those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the companies’ most recent annual reports as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The companies are providing the information in this press release only as of the date hereof, and expressly disclaim any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Contact:

NeuroMetrix, Inc.
Thomas T. Higgins
Chief Financial Officer
781-314-2761
neurometrix.ir@neurometrix.com

Nipro Diagnostics
Jason R. Mondek
Vice President, Finance and Business Development
800-342-7226 x 3106
jmondek@niprodiagnostics.com